                               GUARANTY AGREEMENT

            THIS GUARANTY AGREEMENT (the "Agreement") is made this 28th day of January, 1995 (the "Agreement"), by and among Culligan International Company ("Culligan") and Astrum International Corp. ("Astrum") (together, the "Guarantors") and Anvil Knitwear, Inc. ("Buyer").

                              W I T N E S S E T H:

            WHEREAS, the Buyer has entered into an Asset Purchase Agreement, dated December 29, 1994, as amended as January 28, 1995 (the "Purchase Agreement"), among McGregor Corporation and Winston Mills, Inc. (together, the "Sellers") and the Buyer;

            WHEREAS, in consideration of the guaranty provided by Culligan herein, the Sellers have paid to Culligan the sum of $9,000,000;

            WHEREAS, the Sellers are direct and indirect wholly-owned subsidiaries of Astrum; and

            WHEREAS, pursuant to Article 9 of the Purchase Agreement the Sellers have granted the Buyer certain indemnification rights.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Guarantors agree as follows:

            1. The Guaranty. Subject to the limitations expressly set forth herein, each of Culligan and Astrum hereby jointly and severally unconditionally guarantee for the benefit of the Buyer, the prompt payment and performance in full when due by the Sellers of all of the Sellers' obligations of any kind or nature under Article 9 of the Purchase Agreement, subject to all of the conditions and limitations applicable to the Sellers set forth therein; provided, however, that (a) the Buyer shall have first notified the Sellers that such payment and performance from the Sellers is due and owing pursuant to the terms of the Purchase Agreement; and (b) Astrum shall have no obligations or liability under this Section 1 unless and until either (x) Culligan's Shareholders' Equity (as defined below) shall be less than $70,000,000 for the twelve-month period ending on the month ending immediately prior to the date of determination, or (y) if Culligan asserts or claims at any time that Culligan's obligations under this Section 1 is unenforceable against it (or any similar assertion or claim) or that Culligan does not have the financial capability to perform its obligations under this Section 1 in a timely manner (or any similar assertion or claim); provided, further, upon the occurrence of any event referred to in clauses (x) and (y) above, Astrum shall thereafter be unconditionally obligated to guarantee the obligations of the Sellers to the extent set forth in this Section 1 (without the benefit of subparagraph (b) of this Section 1). "Shareholders' Equity" means for the applicable period, the difference between (i) the product of (x) the net income of Culligan plus any and all interest, taxes, depreciation and amortization which were deducted in determining the amount of such net income and (y) 6.5 and (ii) the aggregate amount of indebtedness for money borrowed (including any and all capitalized lease obligations), all as determined in accordance with generally accepted accounting principles consistently applied; provided that if the stock of Culligan is publicly traded, the Shareholders Equity shall mean the product of multiplying the number of outstanding common shares of Culligan on the date of determination by the average closing trading price on the thirty trading days preceding the date of determination.

            2. Organization and Good Standing of Guarantors. Each of the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is qualified to do business and is in good standing in all jurisdictions where it is required to be qualified as a foreign corporation except for such failures to be so qualified as have not had, and would not be reasonably expected to have, a material adverse effect on (x) the business, operations, assets, liabilities, operating results or financial condition of either Guarantor or (y) the ability of either Guarantor to perform its obligations hereunder (a "Guarantor Material Adverse Effect").

            3. Authority, Approvals and Consents. Each of the Guarantors has the corporate power and authority to enter, execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized and approved by the Executive Committee of the Board of Directors of each Guarantor and no other corporate proceedings on the part of either Guarantor are necessary to authorize and approve this Agreement. This Agreement has been duly executed and delivered by each Guarantor and constitutes a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms. The execution, delivery and performance of this Agreement by each Guarantor do not and will not:

            (a) contravene or otherwise violate any provisions of the Certificates of Incorporation or By-laws of either Guarantor;

            (b) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination in respect of, any contract, agreement, commitment, understanding or arrangement of any kind to which either Guarantor is a party except for such conflicts, breaches, defaults, modifications, cancellations or terminations as have not had, and would not be reasonably expected to have, a Guarantor Material Adverse Effect;

            (c) violate or conflict with any constitutions, treaties, statutes, laws, ordinances, codes, rules, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders, decisions, injunctions and other legal requirements of any governmental authority applicable to either Guarantor, except for such violations or conflicts as have had, or would be reasonably expected to have, a Guarantor Material Adverse Effect; or

            (d) require the approval of any governmental authority the absence of which would be reasonably expected to have a Guarantor Material Adverse Effect.

            4. Headings. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. References to Sections, unless otherwise indicated, are references to Sections of this Agreement.

            5. Notices. All notices to be given pursuant to this Agreement to any party must be in writing and will be deemed to have been validly given:

            (a) if delivered by hand to an officer or agent of such party at its address given below;

            (b) if delivered by overnight commercial courier (such as Federal Express); or

            (c) if delivered by telecopier transmission, to such party at its address given below.

            The address of each party for the purposes of this Agreement is as follows:

                         If to the Guarantors:

                         Astrum International Corp. and
                              Culligan International Corp.
                         c/o Astrum Management Corp.
                         372 Washington Street, Third Floor
                         Wellesley, Massachusetts 02181
                         Attention:  Mr. Joseph Dempsey,
                                        Senior Vice President
                         Facsimile:  (212) 431-1007

                         With a copy to:

                         Willkie, Farr & Gallagher
                         One Citicorp Center
                         153 East 53rd Street
                         New York, New York  10022

                         Attention:  Laurence D. Weltman, Esquire
                         Facsimile:  (212) 821-8111

                         If to the Buyer:

                         Anvil Knitwear, Inc.
                         c/o Vestar Capital Partners
                         245 Park Avenue, 40th Floor
                         New York, New York  10167
                         Attention:  Prakash A. Melwani,
                                        Managing Director
                         Facsimile:  (212) 808-4922

                         With a copy to:

                         Kirkland & Ellis
                         655 Fifteenth Street, N.W., Suite 1200
                         Washington, D.C.  20005
                         Attention:  Jack M. Feder, Esquire
                         Facsimile:  (202) 879-5200

            Each party shall by notice to the other change its address for notice whenever its existing address or facsimile number for notice changes.

            6. Assignment. This Agreement and all provision hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party except that Buyer may, without the consent of the Sellers, assign Buyer's rights and interest under this Agreement in connection with acquisition financing necessary to affect the transactions contemplated under the Purchase Agreement, provided further that no party hereto or successor or assignee has the ability to subrogate any other Person to any right or obligation under this Agreement.

            7. Amendment; Waiver.

            (a) This Agreement may only be amended or modified in writing signed by the party against whom enforcement of any such amendment or modification is sought.

            (b) Any party hereto may, by an instrument in writing, waive compliance with any term or provision of this Agreement on the part of such other party hereto.

                  The waiver by any party hereto of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

            8. Obligations Unconditional. Subject to the limitations set forth in Section 1, the obligations of the Guarantors under this Agreement are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Purchase Agreement, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the obligations hereunder and, to the fullest extent permitted by applicable law, irrespective of any other circumstances whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any
            Guarantor, the time for any performance of or compliance with any of the obligations hereunder shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of the
            Purchase Agreement or any other agreement or instrument referred therein shall be done or omitted;

                  (iii) any of the obligations hereunder shall be modified,
            supplemented or amended in any respect, or any right under the Purchase Agreement or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the obligations hereunder or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any of the obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor or any Guarantor) or shall be subordinated to the claims of any person (including, without limitation, any creditor or any Guarantor).

Subject to the limitations set forth in Section 1, with respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Buyer exhaust any right, power or remedy or proceed against any person under the Purchase Agreement or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the obligations hereunder.

            9. Reinstatement. The obligations of the Guarantors under this
Section 9 shall be automatically reinstated if and to the extent that, for any reason any payment by or on behalf of any person in respect of the obligations hereunder is rescinded or must be otherwise restored by any holder of any of the obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Buyer on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Buyer in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            10. Certain Additional Waivers. Each Guarantor further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the obligations hereunder, so long as any amounts payable to the Buyer in respect of the obligations hereunder shall remain outstanding.

            11. Continuing Guaranty. The guarantees in this Agreement is a continuing guaranty, and shall apply to all obligations hereunder whenever arising.

            12. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

            13. Governing Law. This Agreement will be governed by the laws of the State of New York and the laws of the United States applicable therein (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

            14. Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability or the remaining provisions of this Agreement will not be affected thereby, and the Guarantors and Buyer will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

            15. Consent to Jurisdiction. Buyer and each Guarantor hereby submit to the exclusive jurisdiction of the courts of the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and any related agreement and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement any related agreement, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon the Buyer or the Guarantors by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 5 hereof.

            16. Third Party Beneficiaries. This Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

                                    * * * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       ASTRUM INTERNATIONAL CORP.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       CULLIGAN INTERNATIONAL COMPANY


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       ANVIL KNITWEAR, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------